As filed with the Securities and Exchange Commission on July 13, 2005

Registration No. 333-49848

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

ON FORM S-1 TO

Registration Statement on Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PORTAL SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0369737
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10200 South DeAnza Boulevard

Cupertino, California 95014

(408) 572-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry Bercovich

Senior Vice President, General Counsel and Corporate Secretary

Portal Software, Inc.

10200 South DeAnza Boulevard

Cupertino, California 95014

(408) 572-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy R. Curry, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Telephone: (650) 473-2600

Facsimile: (650) 473-2601

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the shares of common stock that remain unsold under this Registration Statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

TERMINATION OF OFFERING UNDER REGISTRATION STATEMENT

Portal Software, Inc., a Delaware corporation (the “Registrant”), registered the public offer and sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, of 7,500,000 shares of the Registrant’s common stock (the “Common Stock”) pursuant to Registration Statement No. 333-49848 originally filed with the Securities and Exchange Commission on November 13, 2000 (the “Registration Statement”) (which was declared effective on November 22, 2000), as subsequently decreased to 1,500,000 by a five-for-one reverse stock split effective as of September 26, 2003.

Pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby terminates the Registration Statement and removes from registration all of the shares of Common Stock registered under the Registration Statement that remain unsold as of the date hereof. The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 13th day of July, 2005.

PORTAL SOFTWARE, INC.

By:	/s/ David Labuda
Name:	David Labuda
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
* David Labuda	Director, President and Chief Executive Officer (Principal Executive Officer)	July 13, 2005

/s/ Maury Austin Maury Austin	Chief Financial Officer (Principal Financial Officer)	July 13, 2005

/s/ Ronald Kisling Ronald Kisling	Senior Vice President Finance and Accounting (Principal Accounting Officer)	July 13, 2005

*	Chairman of the Board of Directors	July 13, 2005
Richard Moran

* Jerome Behar	Director	July 13, 2005

* Robert Bond	Director	July 13, 2005

* Robert Eulau	Director	July 13, 2005

* John E. Little	Director	July 13 2005

* J. David Martin	Director	July 13, 2005

* Karen Riley	Director	July 13, 2005

* By:	/s/ Larry Bercovich
Larry Bercovich
Attorney-in-fact